Exhibit 4.1

SLM CORPORATION

AND

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 29, 2020

to the

INDENTURE

Dated as of June 17, 2015

TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS

Section 1.01.	Relation to Base Indenture	1
Section 1.02.	Definition of Terms	1

	ARTICLE 2
	GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Designation and Principal Amount	5
Section 2.02.	Maturity	6
Section 2.03.	Form, Payment and Appointment	6
Section 2.04.	Global Notes	6
Section 2.05.	Interest	7
Section 2.06.	No Sinking Fund	7
Section 2.07.	Satisfaction and Discharge	7
Section 2.08.	Events of Default	8

	ARTICLE 3
	REDEMPTION OF THE NOTES

Section 3.01.	Optional Redemption by the Company	9
Section 3.02.	Redemption following a Change of Control Repurchase Offer	9
Section 3.03.	Notice of Redemption; Selection of Notes to be Redeemed	9
Section 3.04.	Payment of Redemption Price	10

	ARTICLE 4
	CHANGE OF CONTROL REPURCHASE EVENT

Section 4.01.	Purchase of Notes Upon a Change of Control Repurchase Event	10

	ARTICLE 5
	PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.	Limitation On Disposition of Voting Stock of our Significant Subsidiaries	12
Section 5.02.	Limitation on Creation of Liens	12

	ARTICLE 6
	FORMS OF NOTES

Section 6.01.	Forms of Notes	13

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	ARTICLE 7
	ORIGINAL ISSUE OF NOTES

Section 7.01.	Original Issue of Notes	13

	ARTICLE 8
	MISCELLANEOUS

Section 8.01.	Ratification of Indenture	13
Section 8.02.	Trustee Not Responsible for Recitals	13
Section 8.03.	Governing Law	13
Section 8.04.	Waiver of Trial by Jury	14
Section 8.05.	Table of Contents, Headings, etc	14
Section 8.06.	Execution in Counterparts	14
Section 8.07.	Separability; Benefits	14

EXHIBIT A	Form of 4.200% Senior Notes due 2025	A-1

ii

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 29, 2020, is between SLM CORPORATION, a Delaware corporation (the “Company”), and Deutsche Bank National Trust Company, a national banking association (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 17, 2015, between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of Securities of the Company;

WHEREAS, Section 10.01(c) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 and Section 2.02 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.200% Senior Notes due 2025 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02.    Definition of Terms. For all purposes of this Supplemental Indenture:

(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)    a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa;

(d)    headings are for convenience of reference only and do not affect interpretation;

(e)    the following terms have the meanings given to them in this Section 1.02(e):

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

“Change of Control” shall mean the occurrence of any of the following:

(1)    any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)    the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary; or

(3)    the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to that term in Section 4.01(a).

“Change of Control Repurchase Event” shall mean the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed (assuming for this purpose, that such term ended on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming for this purpose, that such term ended on the Par Call Date).

“Comparable Treasury Price” shall mean, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date for the Notes to be redeemed, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Controlled Subsidiary” shall mean a Subsidiary of the Company in respect of which at least 80% of the outstanding shares of the Voting Stock of such Subsidiary is at the time owned by the Company, by one or more of its Subsidiaries or by the Company and one or more of its Controlled Subsidiaries.

“DTC” shall have the meaning set forth in Section 2.04(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Notes” shall have the meaning set forth in Section 2.04(b).

“Independent Investment Banker” shall mean an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(c).

“Interest Period” shall have the meaning set forth in Section 2.05(b).

“Investment Grade” shall mean (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent in respect of the Rating Category of any Rating Agencies.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Optional Redemption Price” shall mean, with respect to any redemption of Notes, the redemption price for such Notes set forth in subsection (a) or (b) of Section 3.01, as applicable.

“Par Call Date” shall have the meaning set forth in Section 3.01(a).

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” shall mean (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” shall mean (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Event” means (i) if the Notes are rated by one or both of the Rating Agencies as Investment Grade, a decrease in, or withdrawal of, the rating of the Notes so that such Notes are not rated as Investment Grade by both Rating Agencies or (ii) if the Notes are rated below Investment Grade by both Rating Agencies, (x) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by both Rating Agencies, (y) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by one Rating Agency and a withdrawal of the rating of the Notes by the other Rating Agency, or (z) a withdrawal of the rating of the Notes by both Rating Agencies, in each of (i) and (ii), directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the Notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency. Unless both Rating Agencies are providing a rating for the Notes on the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, a Ratings Event shall be deemed to have occurred.

“Record Date” shall have the meaning set forth in Section 2.05(c).

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and such Notes.

“Reference Treasury Dealer” shall mean (a) each of J.P. Morgan Securities LLC and RBC Capital Markets, LLC or their respective affiliates which are primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), and their respective successors, plus (b) two other Primary Treasury Dealers selected by the Company; provided that if any of the foregoing or its affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. on the third Business Day preceding such Redemption Date.

“S&P” shall mean Standard & Poor’s Ratings Group.

“Significant Subsidiary” shall mean any Subsidiary that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” shall mean any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by the Company.

“Treasury Rate” shall mean, with respect to any Redemption Date, the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the Notes to be redeemed, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date with respect to the Notes to be redeemed.

“Voting Stock” of any specified Person as of any date shall mean the capital stock or other equity interests of such Person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided that, for the purposes hereof, capital stock or equity interests which carry only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The terms “Base Indenture,” “Company,” “Indenture,” “Supplemental Indenture,” “Trustee,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.    Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture.

(a)    Notes. There is hereby authorized a series of Securities designated as 4.200% Senior Notes due 2025, limited in aggregate principal amount to U.S. $500,000,000 (except for Notes authenticated and delivered in accordance with the last paragraph of Section 2.02 of the Base Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08, 2.09, 3.03 or 10.04 of the Base Indenture).

Section 2.02.    Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is October 29, 2025 (the “Maturity Date”).

Section 2.03.    Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or Maturity Date).

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and paying agent for the Notes shall initially be the Trustee.

The Specified Currency of the Notes shall be U.S. Dollars.

Section 2.04.    Global Notes. (a) The Notes shall be issued initially in the form of one or more permanent Global Securities in registered form (each, a “Global Note”). The Depository Trust Company (“DTC”) shall initially act as the Depositary for the Notes. Each Global Note (i) shall be deposited with the Depositary or its custodian and registered in the name of DTC’s nominee, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend substantially to the effect set forth in Section 2.12 of the Base Indenture.

(b)    The aggregate amount of Outstanding Notes represented by any Global Note may from time to time be increased or decreased to reflect exchanges. The Trustee may make any endorsement on a Global Note to reflect the amount, or any increase or decrease in the amount, or changes in the rights of holders of the Notes represented thereby, in each case in accordance with the terms of the Indenture and the Notes. Each Global Note shall represent the aggregate amount of Notes from time to time endorsed thereon.

(c)    Unless and until any Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes evidenced by such Global Note shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary, in each case as the Securityholder of such Notes.

Section 2.05.    Interest. (a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of October 29, 2020, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”).

(b)    Interest on the Notes shall accrue from October 29, 2020 and shall be payable semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date”), beginning on April 29, 2021 to, but excluding, the Maturity Date. Interest shall be payable to the Persons in whose names the relevant Notes are registered at the close of business on April 14 or October 14 (whether or not a Business Day), respectively, immediately prior to each Interest Payment Date (each, a “Record Date”) at the annual rate of 4.200% per year, except as provided in Section 2.05(e).

(c)    The amount of interest payable for any full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period in respect of the Notes will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d)    In the event that the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest will be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after such Maturity Date or Redemption Date, as the case may be).

(e)    Interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.06.    No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.07.    Satisfaction and Discharge. Article 12 of the Base Indenture contains provisions for discharge of the Indenture and defeasance of the obligations of the Company with respect to any Securities at any time upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to the Notes.

Section 2.08.    Events of Default. In addition to the Events of Default contained in Section 6.01 of the Base Indenture, each of the following is an Event of Default with respect to the Notes:

(a)    any indebtedness for borrowed money of the Company or any Significant Subsidiary shall have been accelerated by its terms so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and the aggregate principal amount of any indebtedness with respect to which such acceleration has occurred exceeds $75,000,000, and such indebtedness has not been discharged or such acceleration shall not have been rescinded or annulled within fifteen (15) days after written notice thereof shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; provided, however, that if any default with respect to such indebtedness giving rise to such acceleration shall be remedied, cured or waived, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of such Notes;

(b)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Significant Subsidiary (or any successor thereof) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Significant Subsidiary (or any successor thereof) for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days, or an order or decree or other action approving or ordering any of the foregoing shall be entered, including by any Bank Regulatory Authority;

(c)    any Significant Subsidiary (or any successor thereof) shall: (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; or (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 2.08(b) hereof; or (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Significant Subsidiary (or any successor thereof) or for a substantial part of its assets; or (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (v) make a general assignment for the benefit of creditors; or (vi) take any action for the purpose of effecting any of the foregoing; or (vii) admit in writing its inability to pay its debts as they become due.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01.    Optional Redemption by the Company. (a) Except as otherwise may be specified in this Supplemental Indenture, at any time and from time to time prior to September 29, 2025 (the date that is one month prior to the Maturity Date) (the “Par Call Date”), the Company shall have the right to redeem the Notes, in whole or in part, at its option, at a redemption price equal to the greater of:

(i)    100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; and

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest to, but not including, the Par Call Date in respect of the Notes to be redeemed (not including any portion of the accrued and unpaid interest to, but excluding, the Redemption Date), discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date.

(b)    At any time and from time to time on or after the Par Call Date, the Company shall have the right to redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Section 3.02.    Redemption following a Change of Control Repurchase Offer. If holders of not less than 90% in aggregate principal amount of the Outstanding Notes tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in Section 4.01 hereof, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party shall have the right, upon at least 15 and not more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all of the Notes that remain Outstanding following such purchase at a price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Section 3.03.    Notice of Redemption; Selection of Notes to be Redeemed. The Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary if the Notes to be redeemed are issued in the form of one or more Global Notes) notice of any redemption to the registered holders of the Notes to be redeemed pursuant to Section 3.01 or Section 3.02 hereof at least 15 and not more than 60 days prior to the Redemption Date. If the Notes are only partially redeemed pursuant to Section 3.01 hereof, the Notes to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes.

Section 3.04.    Payment of Redemption Price. The Optional Redemption Price for any Notes to be redeemed pursuant to Section 3.01 or the redemption price for any Notes to be redeemed pursuant to Section 3.02 shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price for the Notes to be redeemed pursuant to Section 3.01 or the redemption price for any Notes to be redeemed pursuant to Section 3.02 by 10:00 a.m., New York City time, on the date such payment is to be made.

ARTICLE 4

CHANGE OF CONTROL REPURCHASE EVENT

Section 4.01.    Purchase of Notes Upon a Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs, unless the Company at such time has given written notice of redemption with respect to all Outstanding Notes, pursuant to Section 3.03 hereof, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described in Section 4.01(b) hereof (such offer, the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of purchase (the “Change of Control Payment”).

(b)    Within 30 days following any Change of Control Repurchase Event, unless the Company at such time has given notice of redemption with respect to all Outstanding Notes pursuant to Section 3.03, the Company shall send a notice to each holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase all Outstanding Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned upon the Change of Control being consummated on prior to the Change of Control Payment Date. If a Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name such Note is registered at the close of business on such Record Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations pursuant to the Indenture by virtue of such compliance.

(c)    On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)    The paying agent shall promptly mail to each holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)    The Company shall not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer with respect to such Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases the Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) a notice of redemption has been given with respect to the Notes, pursuant to Section 3.03, at any time prior to 30 days following any Change of Control Repurchase Event, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.    Limitation On Disposition of Voting Stock of our Significant Subsidiaries. (a) So long as any Notes remain Outstanding, the Company:

(i)    shall not, and shall not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Significant Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Significant Subsidiary, and shall not permit any Significant Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Significant Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Significant Subsidiary would cease to be a Controlled Subsidiary; and

(ii)    shall not permit any Significant Subsidiary to: (A) merge or consolidate with or into any corporation unless the survivor is the Company or is, or upon consummation of the merger or consolidation will become, a Controlled Subsidiary; or (B) lease, sell or transfer all or substantially all of its properties and assets to any Person, except to the Company or to a Controlled Subsidiary or a Person that, upon such lease, sale or transfer, will become a Controlled Subsidiary.

(b)    Notwithstanding Section 5.01(a), any such sale, assignment or transfer of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets shall not be prohibited by this Section 5.01 if required by law, rule, regulation or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in Section 5.01(a)(ii) shall not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to the Company’s or the Company’s subsidiaries’ securitization entities in connection with its securitization facilities.

Section 5.02.    Limitation on Creation of Liens. (a) So long as any Notes remain Outstanding, the Company shall not, and shall not permit any Subsidiary to, create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Significant Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Significant Subsidiary, in each case to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock of such Significant Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of such Significant Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Significant Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), such Significant Subsidiary would cease to be a Controlled Subsidiary, unless the Notes are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

(b)    The limitations described in this Section 5.02 shall not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with the Company’s or the Company’s subsidiaries’ securitization financing facilities.

ARTICLE 6

FORMS OF NOTES

Section 6.01.    Forms of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the Officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 7

ORIGINAL ISSUE OF NOTES

Section 7.01.    Original Issue of Notes. The Notes having an aggregate principal amount of U.S. $500,000,000 (subject to the last paragraph of Section 2.02 of the Base Indenture) may from time to time, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 8

MISCELLANEOUS

Section 8.01.    Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.02.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 8.03.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR ANY NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto may be brought in, courts located within the City and State of New York. The Company waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Trustee to the effect that said opinion is final and nonappealeable. The Trustee shall act on such court order and legal opinions without further question.

Section 8.04.    Waiver of Trial by Jury. EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF NOTES, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.05.    Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 8.06.    Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 8.07.    Separability; Benefits. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

SLM CORPORATION

By:	/s/ Steven J. McGarry
Name:	Steven J. McGarry
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ James Noriega
Name:	James Noriega
Title:	Associate

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SLM CORPORATION

4.200% Senior Notes due 2025

CUSIP: 78442PGD2

No.	$

SLM CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto on October 29, 2025 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from October 29, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 29 and October 29 of each year (each, an “Interest Payment Date”), commencing April 29, 2021, at the rate of 4.200% per annum, until the principal hereof is paid or duly provided for or made available for payment.

The amount of interest payable for any full semi-annual Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period will be calculated on the basis of a 30-day month and, for any period less than a month,

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on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). The term “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SLM CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: _____________

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of June 17, 2015, between the Company and Deutsche Bank National Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Second Supplemental Indenture, dated as of October 29 2020, between the Company and the Trustee (the “First Supplemental Indenture,” and the Base Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $500,000,000.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes are subject to certain optional redemption provisions as set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Notes of each series affected thereby at the time Outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place

A-R-1

where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the Second Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

A-R-2

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[            ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee